EXHIBIT 99.1

RR DONNELLEY REPORTS SECOND-QUARTER 2008 RESULTS

Highlights:

▶	Second-quarter 2008 GAAP net earnings from continuing operations of $145.1 million or $0.68 per diluted share vs. a net loss of $69.4 million or $0.32 per diluted share in 2007

▶	Second-quarter 2008 non-GAAP net earnings from continuing operations of $156.4 million or $0.73 per diluted share, an increase of 9.0% in non-GAAP earnings per diluted share from 2007

▶	Reaffirms full-year, 2008 non-GAAP net earnings per diluted share from continuing operations guidance of $3.08 to $3.15

▶	Repurchased 5 million shares year-to-date through today; remaining authorization of 5 million shares

CHICAGO, August 6, 2008 – R.R. Donnelley & Sons Company (NYSE: RRD) today reported second-quarter net earnings from continuing operations of $145.1 million or $0.68 per diluted share on net sales of $2.9 billion compared to a net loss from continuing operations of $69.4 million or $0.32 per diluted share on net sales of $2.8 billion in the second quarter of 2007. The second-quarter net earnings from continuing operations included pre-tax charges, substantially all associated with the reorganization of certain operations and the exiting of certain business activities, for restructuring ($15.8 million) and impairment ($0.4 million) totaling $16.2 million in 2008. The net loss from continuing operations in the second quarter of 2007 included pre-tax charges for impairment ($316.7 million) and restructuring ($13.8 million), totaling $330.5 million. Substantially all of the second-quarter 2007 impairment charge related to the write-off of the Moore Wallace, OfficeTiger and other trade names and substantially all of the second quarter-2007 restructuring charges related to the reorganization of certain operations and exiting of certain business activities. The company’s effective tax rate was 33.5% in the second quarter of 2008 compared to a net tax benefit of 37.8% in the second quarter of 2007 primarily due to a tax benefit recognized on the pre-tax loss resulting from the non-cash impairment charge included in the second quarter of 2007.

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP earnings from continuing operations totaled $156.4 million or $0.73 per diluted share in the second quarter of 2008 compared to $149.2 or $0.67 per diluted share in the second quarter of 2007. Second-quarter non-GAAP net earnings from continuing operations exclude restructuring and impairment charges in both 2008 and 2007. For non-GAAP comparison purposes, the effective tax rate increased to 33.3% in the second quarter of 2008 from 31.9% in the second quarter of 2007 due to a larger proportion of taxable income being generated in higher tax jurisdictions in 2008. A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the attached tables.

RR DONNELLEY REPORTS SECOND-QUARTER 2008 RESULTS

“As we mentioned in the pre-release of our second-quarter results on July 16, we are pleased with our results in the context of challenging global economic conditions,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “The preparation and diligence in continuously managing our cost structure paid off as operating margins expanded, driven by our U.S. Print and Related Services segment. We reaffirm our full-year non-GAAP operating margin guidance of slightly greater than 10.0%.”

Quinlan added, “We continue to employ a balanced approach to capital deployment allowing us to maintain investment grade credit metrics and substantial liquidity.”

Business Review (Continuing Operations)

The company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The company reports, as Corporate, its unallocated expenses associated with general and administrative activities.

Summary

The company acquired Von Hoffmann in May of 2007, Cardinal Brands in December of 2007 and Pro Line Printing in March of 2008. In aggregate, these acquired companies carried a lower operating margin historically than the company has been able to achieve. The company’s proven financial discipline and approach to achieving productivity increases have had a positive impact on these operations, and the company sees opportunities for continued improvement.

Net sales in the quarter were $2.9 billion, up nearly 4.6% from the second quarter of 2007. The increase was due to acquisitions and favorable foreign exchange rates, offset in part by continued price pressure and volume declines. The gross margin rate decreased to 26.7% in the second quarter of 2008 from 27.1% in the second quarter of 2007 due to the inclusion of the acquired companies that in aggregate carried a lower margin historically, an unfavorable product mix and continued price pressure that more than offset the benefits from productivity efforts. While the gross margin rate decreased, the Company’s aggressive cost management resulted in a larger decrease in SG&A as a percentage of revenue than the gross margin decrease. SG&A expense as a percentage of net sales decreased to 11.1% in the second quarter of 2008 from 11.9% in the second quarter of 2007 due to the benefits of our productivity initiatives. Operating margin, which was negatively impacted by charges for restructuring and impairment of $16.2 million in the second quarter of 2008 and $330.5 million in the second quarter of 2007, increased to 9.5% in the second quarter of 2008 from –1.9% in the second quarter of 2007.

Excluding charges for restructuring and impairment, the non-GAAP operating margin in the second quarter of 2008 increased to 10.0% from 9.9% in the second quarter of 2007, as benefits from our costs savings and productivity efforts offset continued price pressure, the inclusion of the acquired companies that in aggregate carried a lower margin historically and changes in foreign exchange rates.

Segments

Net sales for the U.S. Print and Related Services segment increased 4.5% to $2.2 billion from the second quarter of 2007 due to the acquisitions of Von Hoffmann, Cardinal Brands and Pro Line, as well as sales increases in logistics services and volume increases in stock products, direct mail and digital solutions, offset in part by decreases in commercial print, financial print and forms. The segment’s operating margin, which was negatively impacted by charges for

RR DONNELLEY REPORTS SECOND-QUARTER 2008 RESULTS

restructuring of $3.9 million in the second quarter of 2008 and restructuring and impairment charges of $263.3 million in the second quarter of 2007, increased to 13.1% from 0.2% in the second quarter of 2007. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin increased to 13.3% in the second quarter of 2008 from 12.9% in the second quarter of 2007, as the benefit of productivity efforts more than offset the impact of continued price pressure and the inclusion of the acquired companies that in aggregate carried a lower margin historically.

Net sales for the International segment increased 4.8% to $762.0 million from the second quarter of 2007 due to the impact of changes in foreign exchange rates and increased sales in Global Turnkey Solutions and Latin America, partially offset by continued price pressure. The segment’s operating margin, which was negatively impacted by charges for restructuring of $9.2 million in the second quarter of 2008 and restructuring and impairment charges of $65.6 million in the second quarter of 2007, increased to 5.1% in the second quarter of 2008 from –2.0% in the second quarter of 2007. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin decreased to 6.3% in the second quarter of 2008 from 7.0% in the second quarter of 2007 due to changes in foreign exchange rates, an unfavorable business mix and continued price pressure.

Unallocated Corporate operating expense increased slightly to $44.7 million in the second quarter of 2008 from $43.6 million in the second quarter of 2007. Excluding restructuring and impairment charges of $3.1 million in the second quarter of 2008 and restructuring charges of $1.6 million in the second quarter of 2007, Corporate operating expense decreased slightly from $42.0 million to $41.6 million in the second quarter of 2008.

Outlook – 2008 Full-year non-GAAP EPS from Continuing Operations Reaffirmed

For the full year of 2008, RR Donnelley is projecting non-GAAP net earnings per diluted share from continuing operations to be in the range of $3.08 to $3.15. This guidance includes the expected impact of the previously completed acquisitions and assumes no additional shares repurchased under the authorization available to the company. The non-GAAP effective tax rate for 2008 is expected to be approximately 33.5% to 34.5%. GAAP net earnings per diluted share from continuing operations in 2008 may include restructuring and impairment charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide full-year GAAP net earnings estimates at this time.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its second quarter results today, Wednesday, August 6, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: http:/www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 55582190.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 144 years ago, the company provides products and solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database

RR DONNELLEY REPORTS SECOND-QUARTER 2008 RESULTS

management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

Contact Information Media: Doug Fitzgerald EVP, Communications 312.326.7740 doug.fitzgerald@rrd.com	Investors: Dan Leib SVP, Treasurer 312.326.7710 dan.leib@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS SECOND-QUARTER RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of June 30, 2008 and December 31, 2007

(UNAUDITED)

(In millions, except per share data)

	June 30, 2008	December 31, 2007
Assets
Current Assets
Cash and cash equivalents	435.3	379.0
Restricted cash equivalents	8.4	63.9
Receivables, less allowance for doubtful accounts	2,165.4	2,181.2
Inventories	748.5	709.5
Prepaid expenses and other current assets	84.5	85.5
Deferred income taxes	119.8	102.2

Total current assets	3,561.9	3,521.3

Property, plant and equipment, net	2,758.5	2,726.0
Goodwill	3,287.1	3,264.9
Other intangibles—net	1,283.6	1,323.2
Prepaid pension cost	846.6	833.2
Other noncurrent assets	433.2	418.1

Total Assets	12,170.9	12,086.7

Liabilities
Accounts payable
Accounts payable	875.5	954.9
Accrued liabilities	986.6	1,085.3
Short-term and current portion of long-term debt	1,211.1	725.0

Total Current Liabilities	3,073.2	2,765.2

Long-term debt	3,198.3	3,601.9
Postretirement benefit obligations	254.2	247.9
Deferred income taxes	900.3	872.3
Other noncurrent liabilities	651.4	689.1
Liabilities from discontinued operations	0.5	3.0

Total Liabilities	8,077.9	8,179.4

Shareholders’ Equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2008 and 2007
Additional paid-in capital	2,874.1	2,858.4
Retained earnings	1,530.4	1,312.9
Accumulated other comprehensive income	423.1	341.3
Treasury stock, at cost, 31.3 shares in 2008 (2007 - 27.1 shares)	(1,038.3)	(909.0)

Total Shareholders’ Equity	4,093.0	3,907.3

Total Liabilities and Shareholders’ Equity	12,170.9	12,086.7

RR DONNELLEY REPORTS SECOND-QUARTER RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

Three and Six Months Ended June 30, 2008 and 2007

(In millions, except per share data)

(UNAUDITED)

	Three months ended June 30,						Six months ended June 30,
	2008 GAAP	ADJUSTMENTS TO NON-GAAP	2008 NON-GAAP	2007 GAAP	ADJUSTMENTS TO NON-GAAP	2007 NON-GAAP	2008 GAAP	ADJUSTMENTS TO NON-GAAP	2008 NON-GAAP	2007 GAAP	ADJUSTMENTS TO NON-GAAP	2007 NON-GAAP
Net sales	$2,923.6	$—	$2,923.6	$2,796.3	$—	$2,796.3	$5,920.7	$—	$5,920.7	$5,588.9	$—	$5,588.9

Cost of sales (exclusive of depreciation and amortization shown below)	2,143.5	—	2,143.5	2,039.8	—	2,039.8	4,361.7	—	4,361.7	4,095.8	—	4,095.8
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	323.3	—	323.3	331.7	—	331.7	668.0	—	668.0	656.2	—	656.2
Restructuring and impairment charges	16.2	(16.2)	—	330.5	(330.5)	—	23.1	(23.1)	—	341.9	(341.9)	—
Depreciation and amortization	164.2	—	164.2	148.7	—	148.7	321.8	—	321.8	290.9	—	290.9

Total operating expenses	2,647.2	(16.2)	2,631.0	2,850.7	(330.5)	2,520.2	5,374.6	(23.1)	5,351.5	5,384.8	(341.9)	5,042.9

Income (loss) from continuing operations	276.4	16.2	292.6	(54.4)	330.5	276.1	546.1	23.1	569.2	204.1	341.9	546.0

Interest expense—net	57.8	—	57.8	55.4	—	55.4	114.8	—	114.8	108.8	—	108.8
Investment and other income—net	3.4	—	3.4	(0.4)	—	(0.4)	8.0	—	8.0	1.8	—	1.8

Earnings (loss) from continuing operations before income taxes and minority interest	222.0	16.2	238.2	(110.2)	330.5	220.3	439.3	23.1	462.4	97.1	341.9	439.0

Income tax expense (benefit)	74.4	4.9	79.3	(41.7)	111.9	70.2	109.8	45.3	155.1	26.2	116.3	142.5
Minority interest	2.5	—	2.5	0.9	—	0.9	2.4	—	2.4	1.4	—	1.4

Net earnings (loss) from continuing operations	145.1	11.3	156.4	(69.4)	218.6	149.2	327.1	(22.2)	304.9	69.5	225.6	295.1

Income (loss) from discontinued operations—net of tax	1.2	(1.2)	—	—	—	—	1.7	(1.7)	—	(0.1)	0.1	—

Net earnings (loss)	$146.3	$10.1	$156.4	$(69.4)	$218.6	$149.2	$328.8	$(23.9)	$304.9	$69.4	$225.7	$295.1

Earnings per share:
Basic:
Net earnings (loss) from continuing operations	$0.68		$0.74	$(0.32)		$0.67	$1.53		$1.43	$0.32		$1.34
Income (loss) from discontinued operations, net of tax	$0.01		$—	$—		$—	$0.01		$—	$—		$—

Net earnings	$0.69		$0.74	$(0.32)		$0.67	$1.54		$1.43	$0.32		$1.34

Diluted:
Net earnings (loss) from continuing operations	$0.68		$0.73	$(0.32)		$0.67	$1.53		$1.43	$0.31		$1.33
Income (loss) from discontinued operations, net of tax	$0.01		$—	$—		$—	$0.01		$—	$—		$—

Net earnings	$0.69		$0.73	$(0.32)		$0.67	$1.54		$1.43	$0.31		$1.33

Weighted average common shares outstanding:
Basic	212.3		212.3	220.9		220.9	213.4		213.4	219.7		219.7
Diluted	212.9		212.9	220.9		221.8	213.9		213.9	221.1		221.1

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS SECOND-QUARTER RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three months ended June 30, 2008				Three months ended June 30, 2007
	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share	Income (loss) from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$276.4	9.5%	$146.3	$0.69	$(54.4)	-1.9%	$(69.4)	$(0.32)

Non-GAAP adjustments:
Restructuring and impairment charges (1)	16.2	0.5%	11.3	0.05	330.5	11.8%	218.6	0.99
Net income from discontinued operations (2)	—	—	(1.2)	(0.01)	—	—	—	—

Total Non-GAAP adjustments	16.2	0.5%	10.1	0.04	330.5	11.8%	218.6	0.99

Non-GAAP measures	$292.6	10.0%	$156.4	$0.73	$276.1	9.9%	$149.2	$0.67

(1)	Restructuring and impairment (pre-tax): Operating results for the three months ended June 30, 2008 and 2007 were affected by the following restructuring and impairment charges:

•

2008 included restructuring charges of $10.3 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $5.5 million of other restructuring costs, including lease termination and other facility closure costs; and $0.4 million of impairment charges related to the impairment of other long-lived assets.

•

2007 included impairment charges of $316.1 million for the write-off of the Moore Wallace, OfficeTiger, and other trade names; restructuring charges of $11.7 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $2.1 million of other restructuring costs, including lease termination costs; and $0.6 million for the impairment of other long-lived assets.

(2)	Net income from discontinued operations: The net income from discontinued operations for the three months ended June 30, 2008 reflects the reversal of a deferred tax liability for the Company’s package logistics business.

RR DONNELLEY REPORTS SECOND-QUARTER RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Six months ended June 30, 2008				Six months ended June 30, 2007
	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$546.1	9.2%	$328.8	$1.54	$204.1	3.7%	$69.4	$0.31

Non-GAAP adjustments:
Restructuring and impairment charges (1)	23.1	0.4%	15.8	0.07	341.9	6.1%	225.6	1.02
Income tax adjustments (2)	—	—	(38.0)	(0.17)	—	—	—	—
Net (income) loss from discontinued operations (3)	—	—	(1.7)	(0.01)	—	—	0.1	—

Total Non-GAAP adjustments	23.1	0.4%	(23.9)	(0.11)	341.9	6.1%	225.7	1.02

Non-GAAP measures	$569.2	9.6%	$304.9	$1.43	$546.0	9.8%	$295.1	$1.33

(1)	Restructuring and impairment (pre-tax): Operating results for the six months ended June 30, 2008 and 2007 were affected by the following restructuring and impairment charges:

•

2008 included restructuring charges of $15.0 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $6.0 million of other restructuring costs, including lease termination and other facility closure costs; and $2.1 million of impairment charges related to the impairment of other long-lived assets.

•

2007 included impairment charges of $316.1 million for the write-off of the Moore Wallace, OfficeTiger, and other trade names; restructuring charges of $21.0 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $4.1 million of other restructuring costs, including lease termination costs; and $0.7 million for the impairment of other long-lived assets.

(2)	Income tax adjustments: Net earnings for the six months ended June 30, 2008 were affected by a $38 million reversal of reserves for uncertain tax positions.

(3)	Net income (loss) from discontinued operations: The net income from discontinued operations for the six months ended June 30, 2008 reflects the reversal of a deferred tax liability for the Company’s package logistics business.

RR DONNELLEY REPORTS SECOND-QUARTER RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three months ended June 30, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Three Months Ended June 30, 2008
Net Sales	$2,161.6	$762.0	$—	$2,923.6
Operating Expense	1,879.0	723.5	44.7	2,647.2

Operating Income (Loss)	282.6	38.5	(44.7)	276.4
Operating Margin %	13.1%	5.1%	nm	9.5%

Non-GAAP Adjustments
Restructuring charges	3.9	9.2	2.7	15.8
Impairment charges	—	—	0.4	0.4

Total Non-GAAP Adjustments	3.9	9.2	3.1	16.2
Operating income (loss) excluding restructuring and impairment charges	$286.5	$47.7	$(41.6)	$292.6
Operating margin before restructuring and impairment charges %	13.3%	6.3%	nm	10.0%

Depreciation and amortization	109.2	44.8	10.2	164.2
Capital expenditures	53.6	26.4	5.5	85.5

Three Months Ended June 30, 2007
Net Sales	$2,069.2	$727.1	$—	$2,796.3
Operating Expense	2,065.4	741.7	43.6	2,850.7

Operating Income (Loss)	3.8	(14.6)	(43.6)	(54.4)
Operating Margin %	0.2%	(2.0)%	nm	(1.9)%

Non-GAAP Adjustments
Restructuring charges	5.3	6.9	1.6	13.8
Impairment charges	258.0	58.7	—	316.7

Total Non-GAAP Adjustments	263.3	65.6	1.6	330.5

Operating income (loss) excluding restructuring and impairment charges	$267.1	$51.0	$(42.0)	$276.1
Operating margin before restructuring and impairment charges %	12.9%	7.0%	nm	9.9%

Depreciation and amortization	100.1	40.1	8.5	148.7
Capital expenditures	66.6	55.0	5.8	127.4

RR DONNELLEY REPORTS SECOND-QUARTER RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Six months ended June 30, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Six Months Ended June 30, 2008
Net Sales	$4,402.3	$1,518.4	$—	$5,920.7
Operating Expense	3,853.0	1,431.0	90.6	5,374.6

Operating Income (Loss)	549.3	87.4	(90.6)	546.1
Operating Margin %	12.5%	5.8%	nm	9.2%

Non-GAAP Adjustments
Restructuring charges	7.5	12.0	1.5	21.0
Impairment charges	1.7	—	0.4	2.1

Total Non-GAAP Adjustments	9.2	12.0	1.9	23.1
Operating income (loss) excluding restructuring and impairment charges	$558.5	$99.4	$(88.7)	$569.2
Operating margin before restructuring and impairment charges %	12.7%	6.5%	nm	9.6%

Depreciation and amortization	213.5	87.7	20.6	321.8
Capital expenditures	101.3	47.6	8.5	157.4

Six Months Ended June 30, 2007
Net Sales	$4,171.0	$1,417.9	$—	$5,588.9
Operating Expense	3,907.9	1,379.0	97.9	5,384.8

Operating Income (Loss)	263.1	38.9	(97.9)	204.1
Operating Margin %	6.3%	2.7%	nm	3.7%

Non-GAAP Adjustments
Restructuring charges	10.1	9.3	5.7	25.1
Impairment charges	258.0	58.8	—	316.8

Total Non-GAAP Adjustments	268.1	68.1	5.7	341.9

Operating income (loss) excluding restructuring and impairment charges	$531.2	$107.0	$(92.2)	$546.0
Operating margin before restructuring and impairment charges %	12.7%	7.5%	nm	9.8%

Depreciation and amortization	194.0	79.6	17.3	290.9
Capital expenditures	138.4	88.4	10.0	236.8

RR DONNELLEY REPORTS SECOND-QUARTER RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2008 and 2007

IN MILLIONS

(UNAUDITED)

	2008	2007
Operating Activities
Net earnings	$328.8	$69.4
Net (earnings) loss from discontinued operations	(1.7)	0.1
Adjustment to reconcile net earnings to cash provided by operating activities	314.3	516.1
Changes in operating assets and liabilities	(269.7)	(149.1)

Net cash provided by operating activities of continuing operations	371.7	436.5
Net cash used in operating activities of discontinued operations	(0.8)	(0.6)

Net cash provided by operating activities	370.9	435.9

Net cash used in investing activities of continuing operations	(197.0)	(2,163.5)
Net cash used in investing activities of discontinued operations	—	—

Net cash used in investing activities	(197.0)	(2,163.5)

Net cash (used in) provided by financing activities of continuing operations	(134.5)	1,806.1
Net cash used in financing activities of discontinued operations	—	—

Net cash (used in) provided by financing activities	(134.5)	1,806.1

Effect of exchange rate on cash and cash equivalents	16.9	11.2

Net increase in cash and cash equivalents	56.3	89.7

Cash and cash equivalents at beginning of period	379.0	211.4

Cash and cash equivalents at end of period	$435.3	$301.1

Supplemental non-cash disclosure:
Use of restricted cash to fund obligations associated with deferred compensation plans	$24.2	$10.4

RR DONNELLEY REPORTS SECOND-QUARTER RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the three months ended June 30, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended June 30, 2008
U.S. Print and Related Services	$2,161.6	$—	$2,161.6
International	762.0	—	762.0

Consolidated	$2,923.6	$—	$2,923.6
Three Months Ended June 30, 2007
U.S. Print and Related Services	$2,069.2	$117.1	$2,186.3
International	727.1	—	727.1

Consolidated	$2,796.3	$117.1	$2,913.4
Net sales change
U.S. Print and Related Services	4.5%		-1.1%
International	4.8%		4.8%
Consolidated	4.6%		0.4%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended June 30, 2008 and 2007 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the three months ended June 30, 2007, the adjustment for net sales of acquired businesses reflects the net sales of Von Hoffmann (acquired May 16, 2007), Cardinal Brands, Inc. (acquired December 27, 2007) and Pro Line Printing, Incorporated (acquired March 14, 2008).

RR DONNELLEY REPORTS SECOND-QUARTER RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the six months ended June 30, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Six Months Ended June 30, 2008
U.S. Print and Related Services	$4,402.3	$23.6	$4,425.9
International	1,518.4	—	1,518.4

Consolidated	$5,920.7	$23.6	$5,944.3
Six Months Ended June 30, 2007
U.S. Print and Related Services	$4,171.0	$306.6	$4,477.6
International	1,417.9	9.2	1,427.1

Consolidated	$5,588.9	$315.8	$5,904.7
Net sales change
U.S. Print and Related Services	5.5%		-1.2%
International	7.1%		6.4%
Consolidated	5.9%		0.7%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the six months ended June 30, 2008 and 2007 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the six months ended June 30, 2008, the adjustment for net sales of acquired businesses reflects the net sales of Pro Line Printing, Incorporated (acquired March 14, 2008).

For the six months ended June 30, 2007, the adjustment for net sales of acquired businesses reflects the net sales of Banta Corporation (acquired January 9, 2007), Perry Judd’s Holdings Incorporated (acquired January 24, 2007), Von Hoffmann (acquired May 16, 2007), Cardinal Brands, Inc. (acquired December 27, 2007) and Pro Line Printing, Incorporated (acquired March 14, 2008).